Exhibit 3.2



                          AMENDED AND RESTATED BY-LAWS
                                       OF
                                 COPYTELE, INC.

                            (a Delaware corporation)

                                    ARTICLE I

                                  Stockholders
                                  ------------

SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

SECTION 2. Special Meetings. special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5. Quorum. Except as otherwise provided by law or the Corporation's certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy. Where separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the Vice-Chairman, if any, or if none or in the Vice-Chairman's absence the Chief Executive Officer, or in the Chief Executive Officer's absence the President, if any, or if none or in the President's absence a Vice President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7. Proxies. At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period).

SECTION 8. Voting; Required Vote. (a) Unless the Certificate of Incorporation provides otherwise, each stockholder shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. Except where a higher percentage is required by law or except as otherwise provided in the certificate of Incorporation, at any meeting of stockholders at which a quorum is present the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the shareholders in all matters other than the election of directors. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

(b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(c) Where a separate vote by a class or classes, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

SECTION 9. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

Section 10. Business at Stockholders' Meetings. Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with the provisions of the Certificate of Incorporation and these By-laws of the Corporation. In order to be properly brought before the meeting, such business must have either been (i) specified in the written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors,
(ii) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or (iii) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (iii) of this Section must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary, in the case of business to be brought before a special meeting of stockholders, not more than ten (10) days after the date of the initial notice referred to in clause (i) of this Section, and, in the case of business to be brought before an annual meeting of stockholders, not less than forty five (45) days prior to the first anniversary date of the initial notice referred to in clause (i) of this Section of the previous year's annual meeting; provided, however, that such notice shall not be required to be given more than seventy-five (75) days prior to the annual meeting of stockholders. Such notice referred to in clause (iii) of this Section shall be set forth (A) a full description of each such item of business proposed to be brought before the meeting, (B) the name and address of the person proposing to bring such business before the meeting, (C) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (D) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto, and the written consent of each such nominee to serve if elected, and (E) all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business were a participant in a solicitation subject to
Section 14 of the Exchange Act, or any successor thereto. No business shall be brought before any annual or special meeting of stockholders of the Corporation otherwise than as provided in the Section 10.


                                   ARTICLE II

                               Board of Directors
                               ------------------

SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be four directors; provided, however, that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors constituting the entire Board to not less than three directors nor more than five directors. One of such directors may be selected by the Board of Directors to be its Chairman. The Chairman of the Board shall preside at all meetings of the Board of Directors, and shall act as Chairman at all meetings of the stockholders at which he shall be present. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice.

SECTION 4. Voting. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 5. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 6. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer, the President, or by a majority of the directors then in office.

SECTION 9. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

SECTION 10. Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman's absence or inability to act the Chief Executive Officer, or in the Chief Executive Officer's absence or inability to act the President, or in the President's absence or inability to act any Vice President who is a member of the Board of Directors, or in such Vice-President's absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

SECTION 11. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 12. Vacancies. Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 13. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.


                                   ARTICLE III

                                   Committees
                                   ----------

SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board of Directors may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2. Procedures. Quorum and Voting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4. Term: Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.


                                   ARTICLE IV

                                    Officers
                                    --------

SECTION 1. Election and Qualifications. The Board of Directors shall elect the officers of the Corporation as it may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors.

SECTION 2. Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3. Resignation: Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board of Directors.

SECTION 4. Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and shall keep the Board of Directors fully informed and freely consult with them concerning the business of the Corporation. The Chief Executive Officer may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments and shall perform such other duties as shall be delegated to him from time to time by the Board of Directors.

SECTION 5. President. The President, if any, may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments and shall perform such other duties as shall be delegated to him from time to time by the Board of Directors.

SECTION 6. Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 7. Chief Financial Officer. The Chief Financial Officer shall in general have all duties incident to the position of Chief Financial Officer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer, including the duties of a treasurer of a corporation.

SECTION 8. Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

                                    ARTICLE V

                                Books and Records
                                -----------------

SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

SECTION 3. Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                                   ARTICLE VI

                         Certificates Representing stock
                         -------------------------------

SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, the Chief Executive Officer, or the President or Vice-President, and by the Chief Financial Officer or an Assistant Chief Financial Officer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 3. Fractional Shares. The corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4. Lost, Stolen or Destroyed certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

                                   ARTICLE VII

                                    Dividends
                                    ---------

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion,. thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                  ARTICLE VIII

                                  Ratification
                                  ------------

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles of practices of accounting, may be ratified before or after such questioned transaction, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                   ARTICLE IX

                                 Corporate Seal
                                 --------------

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine.

The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

                                    ARTICLE X

                                   Fiscal Year
                                   -----------

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

Unless otherwise fixed by the Board of Directors, the fiscal year of the corporation shall end October 31 each year.

                                   ARTICLE XI

                                Waiver of Notice
                                ----------------

Whenever notice is required to be given by these By-laws or by the certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                                   ARTICLE XII

                     Bank Accounts, Drafts, Contracts, Etc.
                     --------------------------------------

SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the Chief Financial Officer or any person designated by said Chief Financial Officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said Chief Financial Officer, or other person so designated by the Chief Financial Officer.

SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. Proxies: Powers of Attorney: Other Instruments. The Chairman, the Chief Executive Officer, the President or any other person designated by any of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the Chief Executive Officer, the President or any other person authorized by proxy or power of attorney executed and delivered by any of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. Financial Reports. The Board of Directors may appoint the Chief Financial Officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

                                  ARTICLE XIII

                                 Indemnification
                                 ---------------

SECTION 1. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise (an "Other Entity"), against expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Article XIII, and the Corporation may enter into agreements with any such person for the purpose of providing for such indemnification.

SECTION 2. Reimbursement and Advances. The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification under this Article XIII, the funds necessary for payment of expenses (including attorney's fees and disbursements) actually and reasonably incurred by such person in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding; provided, however, that the Corporation may pay such expenses in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by final judicial decision that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article XIII, and the Corporation may enter into agreements with such persons for the purpose of providing for such advances.

SECTION 3. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XIII or otherwise.

SECTION 4. Non-Exclusive Rights. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article XIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, the Certificate of Incorporation, these By-laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

SECTION 5. Survival. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article XIII shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

SECTION 6. "Modifications. The provisions of this Article XIII shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article XIII is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article XIII shall affect any rights or obligations with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

SECTION 7. Enforceability. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article XIII shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

SECTION 8. Persons Covered. Any director or officer of the Corporation serving in any capacity for (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a), shall be deemed to be doing so at the request of the Corporation.

SECTION 9. Applicable Law. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this
Article XIII may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable action, suit or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by providing notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.


                                   ARTICLE XIV

                                   Amendments
                                   ----------
The Board of Directors shall have power to adopt, amend or repeal these By-laws. By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.

As Amended and Restated on August 4, 2008.